IGEX Appoints Leading Online Financial Services Strategist John Sofarnos to Board

JAKARTA, INDONESIA--(Marketwired - Oct 14, 2013) - Indo Global Exchange(s) Pte., Ltd. (OTCQB: IGEX) ("IGEX," or the "Company"), a company operating in the Asian financial services sector, today welcomes Mr. John Sofarnos to its Board of Directors.

Mr. Sofarnos brings over 27 years of experience as an entrepreneur, executive and strategic leader in the management, operation and development of a number of businesses within the online sales & marketing, finance and automotive sectors in Australia. Most recently, he held the position of Managing & Executive Director of Australian Stock Report (ASR) of Melbourne (2008-2013). ASR is one of the nation's leading provider of online financial & stock market research, education and brokerage services to the retail sector. Mr. Sofarnos undertook the development of a 6 year strategic business plan culminating in a transaction that maximized shareholder value through the successful sale of the business to a large financial services group on July 1st 2013.

Previously he was he was a director and shareholder at WorldMark Group Pty Ltd. (Melbourne, 1999-2007) which represented a global collection of boutique business brands supplying automotive aftercare products and services through retail and wholesale distribution channels with revenues exceeding $100 million annually. As a divisional GM of WorldMark Australia, which merged with MotorOne to form a $60 million operation, he led wholesale operations across Australia and New Zealand. Prior to this (1999-2003) he was COO and responsible for day-to-day operations of all divisions of the company. Prior to 1999 he was both a franchisee and national franchisee manager at a national sector-leading automotive services venture. He has held a number of board positions and was educated at Carey Baptist Grammar School (1975 - 1980), HSC (1980) and Swinburne Institute of Technology (1981 - 1985).

IGEX President and CEO Mr. John O'Shea states, "Timing is everything in business, and when we were advised that John's term under the transition agreement at ASR was coming to an end, we were delighted by his keen interest, and ultimately extremely gratified by his acceptance to sit on our board. His understanding of the online financial services sector and his extraordinary breadth of contacts across the entire Asia-Pacific region are of immense strategic value to us, and on behalf of the Company and shareholders, we are very pleased to welcome him to the team."

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC") available atwww.sec.gov.

About IGEX (OTCQB: IGEX)

IGEX is positioning itself at the forefront of the Asian financial market service sector through the support of partner relationships with noteworthy licensed suppliers of sophisticated global trading platforms in Equities, CFDs, Derivatives, Commodities, Energies, Foreign Exchange and Options. IGEXs world-class partners offer clients security and 100% transparency, which is critical for entry into this vast and virtually untapped Pacific Rim marketplace. For more information about our business, mission and strategic partners visit: www.igex.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing a new business and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and development plans, potential competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

On Behalf of the Board,

John F. O'Shea, President & CEO
Indo Global Exchange(s) Pte, Ltd. (IGEX)
Contact:

IGEX Investor Relations
Phone: + (011) 62 812 1318 37444
Email: investors@igex.com
Web: www.igex.com